UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2014

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CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-32663	86-0812139
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On January 24, 2014, James C. Carlisle resigned as a member of the Board of Directors of Clear Channel Outdoor Holdings, Inc. (the “Company”).  Mr. Carlisle informed the Company that his decision is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Pursuant to the Company’s Amended and Restated By-laws, as amended, on January 24, 2014 the Company’s Board of Directors appointed Vicente Piedrahita as a member of the Company’s Board of Directors to fill the vacancy created by Mr. Carlisle’s resignation.

Vicente Piedrahita is a Vice President at Thomas H. Lee Partners, L.P. (“THL”). After obtaining his M.B.A., Mr. Piedrahita was employed by the Company as Director of Strategic Projects and Initiatives from August 2010 until he joined THL in March 2012.  Prior to attending Harvard Business School, Mr. Piedrahita was a consultant and case team leader with Monitor Group, a global strategic advisory firm.  Mr. Piedrahita holds a B.A., cum laude, in Sociology from Princeton University and an M.B.A. from Harvard Business School.

Mr. Piedrahita will not receive any compensation for his service on the Company’s Board of Directors.  He will receive the same form of Indemnification Agreement as all other members of the Company’s Board of Directors who are considered “affiliate directors.”  The affiliate directors include each director who also is: (1) an officer or employee of the Company or any of its subsidiaries; (2) a director, officer or employee of CC Media Holdings, Inc. (“CCMH”) or any of its subsidiaries or affiliates; or (3) a Sponsor Designee or a Mays Executive (each as defined in the form of Affiliate Director Indemnification Agreement filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2009).  At this time, the Board of Directors does not intend to appoint Mr. Piedrahita as a member of any of the committees of the Board of Directors.

The Company is an indirect subsidiary of CCMH.  CCMH indirectly owns all of the Company’s outstanding shares of Class B common stock and 1,553,971 shares of the Company’s Class A common stock, collectively representing approximately 88% of the outstanding shares of the Company’s common stock and approximately 99% of the total voting power of the Company’s common stock.  Two members of the Company’s Board of Directors also serve as directors of CCMH and three other members of the Company’s Board of Directors are affiliated with CCMH and its stockholders.  In addition, five of the Company’s executive officers also serve as executive officers of CCMH.  Entities controlled by THL and Bain Capital Investors, LLC and their respective affiliates collectively own all of the outstanding shares of CCMH’s Class B common stock and Class C common stock.  These shares represent in the aggregate approximately 68% (whether measured by voting power or economic interest) of the equity of CCMH.

The Company has entered into a number of agreements with certain subsidiaries of CCMH setting forth various matters governing the Company’s relationship with CCMH and Clear Channel Communications, Inc., an indirect subsidiary of CCMH.  These agreements provide for, among other things, the allocation of employee benefit, tax and other liabilities and obligations attributable to the Company’s operations.  A description of these agreements is contained in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: January 28, 2014	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary